Exhibit 99.1

Iconix Reports Financial Results for the First Quarter 2020

NEW YORK, May 12, 2020 /Globe Newswire/ -

•	Total revenue of $28.0 million compared to $35.9 million in the prior year quarter.
•	GAAP Operating Loss - $4.9 million as compared to income of $18.4 million in the prior year quarter.
•	Adjusted EBITDA of $11.6 million, compared to $18.4 million in the prior year quarter.
•	Signed 41 license deals during 2020, representing $24 million of aggregate guaranteed minimum royalties over the life of these contracts.
•	Improved cost structure, decreasing SG&A cost 5% from prior year quarter.

Iconix Brand Group, Inc. (Nasdaq: ICON) ("Iconix" or the "Company") today reported financial results for the first quarter ended March 31, 2020.

Bob Galvin, CEO commented, “While we began 2020 focused on the continued stabilization of our business and our operational cost structure, the COVID-19 pandemic has had a meaningful near-term impact on our business and that of our licensees.  We quickly responded to remove costs and preserve liquidity.  As of now, we have achieved over $10.0 million of annualized cost removal actions, including reductions in headcount and the elimination of all non-essential operating expenses. However, we will remain vigilant and will attempt to identify additional cost removal actions if we experience a slower recovery or in the event of further disruption later in the year.”

Galvin continued, “Our first priority is always the health and safety of our team, our communities and our business partners, and we moved quickly to implement changes to ensure safety, such as the working from home initiative.  Even with this disruption, we continued to develop our pipeline of future business, as we signed 41 deals during 2020 for aggregate guaranteed minimum royalties of approximately $24 million.  We will continue to focus on the business and decreasing costs to help improve our Adjusted EBITDA margin.”

First Quarter 2020 Financial Results

GAAP Revenue by Segment

(000’s)

	For the Three Months Ended March 31,
	2020	2019
Licensing revenue:
Women's	$6,478	$8,367
Men's	6,757	10,935
Home	3,162	3,490
International	11,554	13,150
	$27,951	$35,942

For the first quarter of 2020, total revenue was $28.0 million, a 22% decline, compared to $35.9 million in the first quarter of 2019. Revenue across all segments was negatively impacted by the effects of the COVID-19 pandemic on the global economy. The 23% decrease in revenue in our Women’s segment was principally as a result of a decrease in licensing revenue from our Mudd brand. Revenue from the men’s segment decreased 38% from $10.9 million in the Prior Year Quarter to $6.8 million in the Current Quarter mainly due to a decrease in licensing revenue from our Buffalo and Umbro brands. Sales in our home segment declined 9% principally due to a decrease in licensing revenue from our Royal Velvet brand as it transitions from its historical DTR relationship. Our International segment revenue declined 12% in the current quarter mainly due to decreases in Latin America and Europe.

SG&A Expenses:

Total SG&A expenses in the first quarter of 2020 were $17.2 million, a 5% decline compared to $18.1 million in the first quarter of 2019. The decline for the quarter was primarily driven by a decrease in advertising and compensation expense somewhat offset by an increase in bad debt expense.

Exhibit 99.1

Trademark, Investment and Asset Impairment:

In the first quarter of 2020, the Company recorded a non-cash trademark impairment charge of $13.7 million. The charge for the Current Quarter was based on the impact of COVID-19 pandemic on current and estimated future cash flows primarily on the fair value of the Rampage, Joe Boxer, Waverly, Fieldcrest and Umbro indefinite-lived trademarks.

Operating Income and Adjusted EBITDA (1):

Adjusted EBITDA is a non-GAAP metric, and a reconciliation table is included below.

Operating loss for the first quarter of 2020 was $4.9 million, as compared to operating income of $18.4 million for the first quarter of 2019.  The first quarter 2020 results include $13.7 million of charges related to trademark impairments. Adjusted EBITDA in the first quarter of 2020 was $11.6 million, which represents an operating loss of $4.9 million excluding net charges of $16.5 million.  Adjusted EBITDA in the first quarter of 2019 was $18.4 million, which represents an operating income of $18.4 million.  The change period over period in Adjusted EBITDA is primarily as a result of reduced revenue, somewhat offset by reduced expenses driven by the Company’s cost reduction initiative. Refer to footnote 1 below for a full detailed reconciliation of operating income to Adjusted EBITDA.

Note: All items in the following tables are attributable to the Company’s interest in its subsidiaries and joint ventures, as applicable, and exclude the results related to non-controlling interest. Certain numbers may not add due to rounding.

Adjusted EBITDA by Segment (1)	For the Three Months Ended March 31,
(000's)	2020	2019	% Change

Women's	$5,549	$7,627	-27%
Men's	2,414	4,067	-41%
Home	2,564	3,007	-15%
International	5,911	7,993	-26%
Corporate	(4,826)	(4,252)	-13%
Adjusted EBITDA	$11,612	$18,442	-37%

Adjusted EBITDA Margin (2)	42%	51%

Adjusted EBITDA margin in the first quarter of 2020 was 42% as compared to Adjusted EBITDA margin in the first quarter of 2019 of 51%.  The change period over period in Adjusted EBITDA margin is primarily as a result of the Company’s decrease in revenue.

Interest Expense and Other (Income) Loss, net:

Interest expense in the first quarter of 2020 was $16.7 million as compared to $14.5 million in the first quarter of 2019. The legal final maturity date of the Securitization Notes is in January of 2043. The Company did not repay or refinance the Securitization Notes prior to the anticipated repayment date. Beginning January 2020, the Company accrues additional interest on the Securitization notes that is not payable until 2043. The increase in interest expense is primarily the result of the step up in interest for the securitization. In the first quarter of 2020, Other (income) loss was a gain of $0.8 million as compared to a $20.0 million gain in the first quarter of 2019.  This gain results primarily from the Company's accounting for the 5.75% Convertible Notes, which requires recording the fair value of this debt at the end of each period with any change from the prior period accounted for as other income or loss in the respective period's consolidated income statement.

Provision for Income Taxes:

The effective income tax rate for the first quarter of 2020 is approximately 0.0%, which resulted in a $0.0 million income tax benefit, as compared to an effective income tax rate of 8.5% in the first quarter of 2019, which resulted in a $2.0 million income tax expense.  The change in the effective tax rate is due to refunds related to prior periods resulting from the enactment of the CARES act in March 2020, partly offset by to expenses recorded in the first quarter of 2020 for which no tax benefit was able to be recognized.

Exhibit 99.1

GAAP Net Income and GAAP Diluted EPS:

GAAP net income attributable to Iconix for the first quarter of 2020 reflected a loss of $21.5 million, compared to income of $17.9 million for the first quarter of 2019. GAAP diluted EPS for the first quarter of 2020 reflected loss of $1.86, compared to a loss of $0.01 for the first quarter of 2019.

Adjusted EBITDA (1):

Adjusted EBITDA for the first quarter of 2020 was $11.6 million, compared to $18.4 million for the first quarter of 2019.

Adjusted EBITDA: (1)
(000's)

	For the Three Months Ended March 31,
	2020	2019	% Change

GAAP Operating Income (Loss)	$(4,850)	$18,398

Add:
stock-based compensation expense	172	139
depreciation and amortization	273	492
contract asset write offs, net	2	-
other impairment charges	13,733	-
special charges	3,536	2,780
non-controlling interest	(825)	(3,361)
non-controlling interest related to D&A and impairment	(429)	(8)
	16,462	42

Adjusted EBITDA	$11,612	$18,441	-37%
Adjusted EBITDA Margin (2)	42%	51%

Exhibit 99.1

Balance Sheet and Liquidity:

(000's)	March 31, 2020	December 31, 2019
Cash Summary:
Unrestricted Domestic, Canada and China (Wholly Owned)	$16,494	$29,144
Unrestricted Luxembourg (Wholly Owned)	9,486	17,023
Unrestricted in consolidated JV's	14,409	9,298
Restricted Cash	9,052	15,946

Total Cash	$49,441	$71,411

Debt Summary:
Senior Secured Notes due January 2043*	$330,551	$338,130
Variable Funding Note due January 2043	100,000	100,000
5.75% Convertible Notes due August 2023	94,430	94,430
Senior Secured Term Loan due August 2022	170,779	175,600

Total Debt (Face Value)	$695,760	$708,160

*- The legal final maturity of the Securitization Notes is in January of 2043. As the Company did not repay or refinance the Securitization Notes prior to the “anticipated repayment date, beginning in January 2020, the Company is no longer required to make previously designated contractual principal payments. Future principal payments are formulaically based on a percentage of receipts of royalty revenue, and as such are subject market factors outside of the Company’s control. There can be no assurance that all or any future principal payments projected for the Senior Secured Notes will be made in accordance with the projections provided.

Fiscal 2020 Outlook

Due to the impact that COVID-19 is having across the globe, and the rapid and continuous economic developments, we are not providing guidance for fiscal 2020 at this time. The impact of COVID-19 on our business could be material to our operating results, cash flows and financial condition. Due to the evolving and uncertain nature of this situation, we are not able to estimate the full extent of the impact on Iconix’s operating results, cash flows and financial condition. We will provide additional updates as the situation warrants.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE'S ®, BONGO ®, JOE BOXER ®, RAMPAGE ®, MUDD ®, MOSSIMO ®, LONDON FOG ®, OCEAN PACIFIC ®, DANSKIN ®, ROCAWEAR ®, CANNON ®, ROYAL VELVET ®, FIELDCREST ®, CHARISMA ®, STARTER ®, WAVERLY ®, ZOO YORK ®, UMBRO ®, LEE COOPER ®, ECKO UNLTD. ®, MARC ECKO ®, ARTFUL DODGER ®, and HYDRAULIC®. In addition, Iconix owns interests in the MATERIAL GIRL ®, ED HARDY ®, TRUTH OR DARE ®, MODERN AMUSEMENT ®, BUFFALO ® and PONY ® brands. The Company licenses its brands to a network of retailers and manufacturers. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and brand loyalty.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company's beliefs and expectations about future performance and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could,"

Exhibit 99.1

"estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek" and similar terms or phrases. These statements are based on the Company's beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company's business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company's ability to control or predict. Important factors that could cause the Company's actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company's licensees to maintain their license agreements or to produce and market products bearing the Company's brand names, the Company's ability to retain and negotiate favorable licenses, the Company's ability to meet its outstanding debt obligations, the impact of COVID-19 on our and our licensees’ business, results of operations, financial condition and liquidity and the impact of COVID-19 on global production, manufacturing, distribution and sales and the events and risks referenced in the sections titled "Risk Factors" in the Company's Annual Report on Form 10‑K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10‑Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

Media contact:
John T. McClain
Executive Vice President and Chief Financial Officer
Iconix Brand Group, Inc.
jmcclain@iconixbrand.com

212-730-0030

Exhibit 99.1

Unaudited Consolidated Statement of Operations

(000’s, except earnings per share data)

	For the Three Months Ended March 31,
	2020	2019
Licensing revenue	$27,951	$35,942
Selling, general and administrative expenses	17,150	18,094
Depreciation and amortization	273	492
Equity (earnings) loss on joint ventures	1,645	(1,042)
Trademark impairment	13,733	—
Operating income (loss)	(4,850)	18,398
Other expenses (income):
Interest expense	16,713	14,504
Interest income	(40)	(72)
Other (income) loss, net	(795)	(19,935)
Foreign currency translation (gain) loss	(65)	627
Other expenses (income) – net	15,813	(4,876)
Income (loss) before income taxes	(20,663)	23,274
(Benefit) Provision for income taxes	(5)	1,968
Net income (loss)	(20,658)	21,306
Less: Net income attributable to non-controlling interest	825	3,361
Net income (loss) attributable to Iconix Brand Group, Inc.	$(21,483)	$17,945

Earnings (loss) per share:
Basic	$(1.86)	$2.12
Diluted	$(1.86)	$(0.01)
Weighted average number of common shares outstanding:
Basic	11,772	8,465
Diluted	11,772	44,786

Exhibit 99.1

Footnotes

(1) Adjusted EBITDA is a non-GAAP financial measure, which represents operating income excluding stock-based compensation (benefit) expense, depreciation and amortization, impairment charges, costs associated with financings, special charges related to potential settlement and professional fees incurred as a result of cooperation with the Staff of the SEC, the SEC and related SDNY investigations, internal investigations, the previously disclosed class action and derivative litigations, costs related to the transition of Iconix management, but including gains on sales of trademarks and non-controlling interest. The Company believes Adjusted EBITDA is a useful financial measure in evaluating its financial condition because it is more reflective of the Company's business purpose, operations and cash expenses.  Uses of cash flows that are not reflected in Adjusted EBITDA include interest payments and debt principal repayments, which can be significant.  As a result, Adjusted EBITDA should not be considered as a measure of our liquidity.  Other companies that provide Adjusted EBITDA information may calculate EBITDA and Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

Adjusted EBITDA Reconciliation For the Three Months Ended March 31, (1):
	GAAP Operating Income		Impairment Charges		Special Charges		Depreciation & Amortization		Stock Compensation		Contract Asset Impairment		Non-controlling Interest, net		Adjusted EBITDA
($, 000s)	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Women's	(1,143)	7,627	6,689	-	-	-	-	-	-	-	3	-	-	-	5,549	7,627
Men's	3,807	7,546	104	-	607	-	4	13	-	-	-	-	(2,108)	(3,492)	2,414	4,067
Home	(811)	3,006	3,369	-	-	-	-	-	1	1	5	-	-	-	2,564	3,007
International	1,841	8,423	3,548	-	-	-	67	89	2	3	(6)	-	459	(522)	5,911	7,993
Corporate	(8,544)	(8,204)	23	-	2,929	2,780	202	390	169	135	-	-	395	646	(4,826)	(4,253)
Total Income	(4,850)	18,398	13,733	-	3,536	2,780	273	492	172	139	2	-	(1,254)	(3,368)	11,612	18,441

(2) Adjusted EBITDA margin is a non-GAAP financial measure, which represents Adjusted EBITDA as a percentage of revenue.  The Company believes Adjusted EBITDA margin is a useful financial measure in evaluating its financial condition because it is more reflective of the Company's business purpose, operations and cash expenses.  Uses of cash flows that are not reflected in Adjusted EBITDA margin include interest payments and debt principal repayments, which can be significant.  As a result, Adjusted EBITDA margin should not be considered as a measure of our liquidity.  Other companies that provide Adjusted EBITDA margin information may calculate EBITDA margin and Adjusted EBITDA margin differently than we do. The definition of Adjusted EBITDA margin may not be the same as the definitions used in any of our debt agreements.